UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Boston, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2025, Aura Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) 11,735,565 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) to certain investors, pre-funded warrants to purchase up to 3,571,435 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) accompanying warrants to purchase an aggregate of 3,826,750 shares of Common Stock (the “Common Stock Warrants,” and together with the “Pre-Funded Warrants,” the “Warrants”). All of the Shares and the Warrants in the Offering were sold by the Company. The Common Stock and Pre-Funded Warrants were sold in combination with an accompanying Common Stock Warrant to purchase 0.25 of a share of Common Stock for each share of Common Stock or Pre-Funded Warrant sold. Each Share was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $4.90, and each Pre-Funded Warrant was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $4.89999, which is equal to the combined offering price per share of Common Stock and accompanying Common Stock Warrant less the $0.00001 exercise price of each Pre-Funded Warrant. The Offering closed on May 16, 2025.

Each Pre-Funded Warrant has an initial exercise price per share of $0.00001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Any holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

Each Common Stock Warrant has an initial exercise price per share of $4.90, subject to certain adjustments. The Common Stock Warrants are immediately exercisable from the date of issuance until expiration five years after the date of issuance. Any holder (together with its affiliates and other attribution parties) may not exercise any portion of a Common Stock Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to the Company subject to the terms of the Common Stock Warrants. The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Company received net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $69.9 million. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities, to advance its clinical programs in early-stage choroidal melanoma, metastases to the choroid, cancers of the ocular surface and non-muscle invasive bladder cancer, as well as for general corporate purposes. The Company believes that the net proceeds from this offering, together with its existing cash, cash equivalents and marketable securities, will enable it to fund its operating expenses and capital expenditure requirements into the first half of 2027.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-278253) (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission on March 27, 2024 and became effective on April 5, 2024, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated May 15, 2025 and a final prospectus supplement dated May 15, 2025.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The foregoing descriptions of the terms of the Underwriting Agreement and Warrants are each qualified in its entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant and form of Common Stock Warrant that are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Goodwin Procter LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares and the Warrants in the Offering, which is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 16, 2025, the Company updated its corporate presentation for use in meetings with investors, analysts, and others. A copy of the corporate presentation is filed as Exhibit 99.1 for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Offering, and expectations regarding our cash runway, use of capital, expenses and other future financial results. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the anticipated use of proceeds of the Offering, the initiation, timing, progress, results, and cost of the Company’s research and development programs and the Company’s current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and the Company’s research and development programs; statements regarding the Company’s expectations for an improved quality of life of patients after treatment with bel-sar and changes to the treatment paradigm for patients; the Company’s ability to successfully manufacture its drug substances and product candidates for preclinical use, for clinical trials and on a larger scale for commercial use, if approved; the ability and willingness of the Company’s third-party strategic collaborators to continue research and development activities relating to the Company’s development candidates and product candidates; the Company’s ability to commercialize its products, if approved; the Company’s ability to obtain funding for its operations necessary to complete further development and commercialization of its product candidates; the Company’s ability to obtain and maintain regulatory approval of its product candidates; statements regarding the Company’s beliefs and expectations for the high unmet medical need for an effective local treatment in ocular and urologic oncology to preserve organ function; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to serve those markets; the Company’s financial performance; the Company’s expected cash runway into the first half of 2027; and the implementation of the Company’s business model, including strategic plans for its business and product candidates.

Any forward-looking statements are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties related to market conditions, inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of the Company’s preclinical and clinical trials may not be predictive of future results in connection with future clinical trials; the risk that interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with the Company’s clinical trial designs even where the Company has obtained agreement with governmental authorities on the design of such trials, such as the Phase 3 Special Protocol agreement with the United States Food and Drug Administration; whether the Company will receive regulatory approvals to conduct trials or to market products; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ongoing and planned preclinical activities; and the Company’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties, and other factors include those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (“SEC”) and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained under this Item 8.01 in the event of new information, future developments or otherwise. These forward-looking statements are based on the Company’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 15, 2025, by and between the Company and Leerink Partners, as representative of the several underwriters named therein

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Common Stock Warrant to Purchase Common Stock

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Corporate Presentation of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Biosciences, Inc.

Date: May 16, 2025	By:	/s/ Elisabet de los Pinos, Ph.D.
Elisabet de los Pinos, Ph.D.
Chief Executive Officer